UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2017

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-50679	77-0487658
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former, address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective February 10, 2017, the Board of Directors of Corcept Therapeutics Incorporated (the “Company”) approved and adopted the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”).

The Amended and Restated Bylaws include the following amendments:

•	Timely Notice: For a stockholder proposal (including with respect to nominations for the election of directors) at an annual meeting of the Company to be “timely,” notice must be delivered no less than 90 days nor more than 120 days prior to the one-year anniversary of the date of the Company’s proxy statement released to stockholders in connection with the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year’s annual meeting, to be timely, notice must be delivered no later than the 120th day prior to the meeting or, if later, the 10th day following public disclosure of the date of the meeting. This provision is expressly intended to apply to any business proposed to be brought before an annual meeting other than any proposal made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and included in the Company’s proxy statement.

Nominations for the election of directors at a special meeting (only if the election of directors is a matter specified in the Company’s notice of special meeting) will be considered timely if delivered no earlier than the 120th day prior to the special meeting and no later than the 90th day prior to the meeting or, if later, the 10th day following public disclosure of the date of the meeting.

•	Holding and Attendance Requirement; Proposing/Nominating Persons: Stockholders proposing business (including nominations for the election of directors) to be brought before an annual meeting or nominees for the election of directors to be brought before a special meeting must be beneficial owners at the time of giving notice and at the time of the meeting, and such persons (or, if an institutional stockholder, a qualified representative) must be present in person at the meeting.

The definition of a stockholder proposing business (including nominations for the election of directors) to be brought before an annual meeting or nominees for the election of directors to be brought before a special meeting (a “Proposing Person” or “Nominating Person,” as applicable) has been revised to include participants in the solicitation, affiliates of the proposing stockholder and any person that, directly or indirectly, controls or is under common control with the proposing stockholder.

•	Expanded Disclosure Requirements: Additional disclosure is required (i) with respect to stockholders who propose business (including nominations for the election of directors) to be brought before an annual meeting or nominees for the election of directors to be brought before a special meeting and (ii) regarding proposed director nominees, including the submission of a written questionnaire with respect to the background and qualifications of such nominees and certain representations from such nominees.

•	Stock Certificate Signatories: Stock certificates may be signed by any two authorized officers of the Company, consistent with revisions to Section 258 of the Delaware General Corporation Law.

•

New Forum Selection Provision: Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other stockholder of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the certificate of incorporation or the bylaws of the Company or (iv) any action asserting a claim governed by the internal affairs doctrine.

If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to this provision.

Stockholders and director nominees may be required to satisfy additional requirements as specified in the Amended and Restated Bylaws. The Amended and Restated Bylaws also include certain conforming and clarifying changes.

The foregoing description of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Corcept Therapeutics Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

By:	/s/ G. Charles Robb
Name:	G. Charles Robb
Title:	Chief Financial Officer

Date: February 13, 2017

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Corcept Therapeutics Incorporated.